UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 16, 2016 (June 15, 2016)

AMSURG CORP.

(Exact Name of Registrant as Specified in Charter)

Tennessee	001-36531	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1A Burton Hills Boulevard
Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)

(615) 665-1283

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On June 15, 2016, Envision Healthcare Holdings, Inc., a Delaware corporation (“Envision”), AmSurg Corp., a Tennessee corporation (“AmSurg”), and New Amethyst Corp., a Delaware corporation and a direct wholly owned subsidiary of AmSurg (“New Amethyst”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Envision and AmSurg will combine in an all-stock merger of equals. Upon the terms and subject to the conditions set forth in the Merger Agreement, AmSurg will merge with and into New Amethyst (“Merger 1”), with New Amethyst continuing as the surviving corporation, immediately after which Envision will merge with and into New Amethyst (“Merger 2” and together with Merger 1, the “Mergers”), with New Amethyst continuing as the surviving corporation. Upon the closing of Merger 2, the name of the combined company will be changed to “Envision Healthcare Corporation”.

Upon the closing of Merger 1, each issued and outstanding share of AmSurg common stock, no par value, will automatically convert into the right to receive one share of common stock, par value $0.01 per share, of New Amethyst (“New Amethyst Common Stock”) and each issued and outstanding share of AmSurg 5.250% Mandatory Convertible Preferred Stock, Series A-1, no par value, will automatically convert into the right to receive one share of 5.250% Mandatory Convertible Preferred Stock, Series A-1, par value $0.01 per share, of New Amethyst (“New Amethyst Preferred Stock”). Upon the closing of Merger 2, each issued and outstanding share of Envision common stock, par value $0.01 per share (the “Envision Common Stock”), will automatically convert into the right to receive 0.334 shares of New Amethyst Common Stock (such fixed exchange ratio of one share of Envision Common Stock for 0.334 shares of New Amethyst Common Stock, the “Exchange Ratio”). Upon the closing of Merger 2, Envision stockholders will own 53% and AmSurg shareholders will own 47% of the combined company.

Shares of New Amethyst Common Stock to be issued in Merger 1 and Merger 2 are expected to be listed on the New York Stock Exchange under the ticker symbol “EVHC” and shares of New Amethyst Preferred Stock to be issued in Merger 1 are expected to be listed on the New York Stock Exchange under the ticker symbol “EVHCPR.”No fractional shares of New Amethyst Common Stock will be issued in the Mergers, and holders of shares of Envision Common Stock will receive cash in lieu of any such fractional shares. AmSurg stock options and other equity awards will generally, upon completion of Merger 1, be converted into an equal number of stock options and equity awards of New Amethyst Common Stock. Envision stock options and other equity awards will generally, upon completion of Merger 2, be converted into stock options and equity awards with respect to New Amethyst Common Stock based on the Exchange Ratio.

The Merger Agreement provides that, upon the closing of Merger 2, the board of directors of the combined company (the “Board”) will be comprised of 14 members, consisting of seven of AmSurg’s current directors and seven of Envision’s current directors. The size of the board may not be increased or decreased until the third anniversary of the completion of the Mergers unless at least 75% of the Board votes to change the size of the Board.

Upon completion of the Mergers, William A. Sanger, the current Chairman, Chief Executive Officer and President of Envision, will serve as Executive Chairman of the Board until the first anniversary of the completion of the Mergers and as non-executive chairman of the Board until the third anniversary of the completion of the Mergers. Christopher A. Holden, currently a director and the Chief Executive Officer and President of AmSurg, will serve as a director and as the Chief Executive Officer and President of the combined company. Pursuant to the Merger Agreement and the bylaws of the combined company, until the third anniversary of the completion of the Mergers, the affirmative vote of at least 75% of the Board will be required (x) to remove or terminate Christopher A. Holden as the Chief Executive Officer and President of the combined company or to determine not to re-nominate Mr. Holden as a director of the combined company, (y) to remove or terminate Mr. Sanger as Executive Chairman of the board of the combined company before the first anniversary of the completion of the Mergers, or (z) to remove Mr. Sanger as non-executive chairman of the board of the combined company or to determine not to re-nominate Mr. Sanger as a director of the combined company. The combined company will have dual headquarters in Nashville, Tennessee, and Greenwood Village, Colorado.

The respective boards of directors of AmSurg and Envision have approved the Merger Agreement, and have agreed to recommend that AmSurg’s shareholders and Envision’s stockholders, respectively, adopt the Merger Agreement. In addition, the board of directors of New Amethyst and AmSurg, as the sole stockholder of New Amethyst, have approved the issuance of shares of New Amethyst Common Stock in the Mergers and New Amethyst Preferred Stock in Merger 1, and the amendment to the New Amethyst certificate of incorporation to, among other things, change the name of the combined company to “Envision Healthcare Corporation”, increase the amount of authorized New Amethyst Common Stock and authorize the issuance of preferred stock, including the New Amethyst Preferred Stock.

Consummation of the Mergers is subject to customary closing conditions, including approvals by Envision stockholders and AmSurg shareholders, the absence of certain legal impediments, the expiration or termination of the required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the effectiveness of certain filings with the Securities and Exchange Commission (the “SEC”), the listing of the New Amethyst Common Stock and the New Amethyst Preferred Stock issuable to the shareholders of AmSurg and the stockholders of Envision, as applicable, on the New York Stock Exchange, and receipt of opinions from legal counsel regarding the intended tax treatment of the Mergers.

The Mergers are intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, so that none of Envision, AmSurg, New Amethyst, or any of the Envision stockholders generally will recognize any gain or loss on the issuance or receipt of New Amethyst Common Stock in the Mergers, except that Envision stockholders generally may recognize gain or loss with respect to cash received in lieu of fractional shares of New Amethyst Common Stock.

The parties have made customary representations, warranties and covenants in the Merger Agreement, including covenants regarding the conduct of their respective businesses and the use of reasonable best efforts to cause the conditions to the Mergers to be satisfied.

Neither AmSurg nor Envision is permitted to solicit, initiate or knowingly encourage or induce any alternative transaction proposals from third parties or to engage in discussions or negotiations with third parties regarding any alternative transaction proposals. Notwithstanding this limitation, prior to a party’s stockholders or shareholders, as applicable, approving the transactions, including the Mergers, such party may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to an unsolicited alternative transaction proposal that its board of directors has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, is or could reasonably be expected to lead to a superior proposal. Each party’s board of directors may change its recommendation to its stockholders or shareholders, as applicable, (subject to the other party’s right to terminate the Merger Agreement following such change in recommendation) in response to a superior proposal or an intervening event if the board of directors determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with the exercise of the directors’ fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights for both AmSurg and Envision. Upon termination of the Merger Agreement, under certain specified circumstances, (i) AmSurg may be required to pay a termination fee of $180 million to Envision, (ii) Envision may be required to pay a termination fee of $180 million to AmSurg, and (iii) a party may be required to reimburse the other party for expenses of up to $15 million.

The foregoing description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been filed as an exhibit to this current report solely to provide Envision’s stockholders with information regarding its terms and not for the purpose of providing any other factual information about AmSurg, Envision or each of its respective subsidiaries and affiliates. The Merger Agreement contains representations, warranties and covenants by each of the parties to the Merger Agreement. These representations, warranties and covenants were made solely for the benefit of the other parties to the Merger Agreement and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified in the Merger Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Merger Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and (d) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of AmSurg or Envision.

Item 2.03 Creation of a Direct Financial Obligation

Commitment Letter

Also on June 15, 2016, Envision Healthcare Corporation, an indirect wholly owned subsidiary of Envision (“EHC”) and AmSurg signed a commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. (“JPM”) and Barclays Bank PLC (“Barclays” and, together with JPM, the “Commitment Parties”), pursuant to which the Commitment Parties have committed to (i) provide Envision and AmSurg with a term loan facility in an aggregate principal amount of up to $5.3 billion (the “Term Loan Facility”) and (ii) a senior secured asset-based revolving credit facility in an aggregate principal amount of up to $1.0 billion in connection with the Mergers (the “ABL Facility” and, together with the Term Loan Facility, the “Credit Facilities”). JPM and Barclays will act as the joint lead arrangers and joint bookrunners for the Credit Facilities. The Credit Facilities may be structured as new credit agreements or, if Envision receives change of control waivers under its existing (i) Credit Agreement, dated as of May 25, 2011, among Envision and certain of its subsidiaries, as borrowers, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the lenders party thereto (as amended by Amendment No. 1, dated as of February 7, 2013, Amendment No. 2, dated as of February 10, 2015, Amendment No. 3, dated as of October 28, 2015, Amendment No. 4, dated as of November 12, 2015 and Amendment No. 5, dated as of January 26, 2016, the “Existing Term Loan Credit Agreement”) and/or (ii) Credit Agreement, dated as of May 25, 2011, among Envision and certain of its subsidiaries, as borrowers, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the lenders party thereto (as amended by Amendment No. 1, dated as of February 27, 2013, and Amendment No. 2, dated as of February 6, 2015, and as may be further amended, waived, supplemented or otherwise modified from time to time, the “Existing ABL Credit Agreement”), as incremental credit facilities under the Existing Term Loan Credit Agreement and Existing ABL Credit Agreement, as applicable.

The Commitment Letter contemplates that (i) if Envision is successful in obtaining a change of control waiver under the Existing Term Loan Credit Agreement, the Commitment Parties’ commitments to provide the Term Loan Facility will be reduced by the amount of any indebtedness outstanding under the Existing Term Loan Credit Agreement and (ii) if Envision is successful in obtaining a change of control waiver under the Existing ABL Credit Agreement, the Commitment Parties’ commitments to provide the ABL Facility shall be reduced by the amount of any commitments outstanding under the Existing ABL Credit Agreement. Additionally, the Commitment Letter contemplates that, if AmSurg obtains a change of control consent under its Indenture, dated as of July 16, 2014, among AmSurg, the guarantors party thereto and U.S. Bank National Association, as trustee (as amended by the First Supplemental Indenture, dated July 16, 2014, among AmSurg and U.S. Bank National Association, as trustee, the “AmSurg 2022 Indenture” and the notes issued thereunder, the “2022 Notes”), the Commitment Parties’ commitments to provide the Term Loan Facility shall be reduced by the difference of (a) $1.142 billion and (b) the amount paid or to be paid by AmSurg to the holders of the 2022 Notes in connection with obtaining the consent under the AmSurg 2022 Indenture.

The Credit Facilities will be guaranteed by various subsidiaries of Envision and AmSurg and used, among other things, to refinance certain portions of Envision’s and AmSurg’s outstanding debt and to fund expenses incurred in connection with the Mergers. The Credit Facilities are subject to the negotiation of mutually acceptable definitive documentation, which will include customary representations and warranties, affirmative and negative covenants and events of default, in each case consistent with the applicable terms of the term sheets attached to the Commitment Letter. Additionally, the Commitment Parties’ obligation to provide the Credit Facilities is subject to the satisfaction of specified conditions, including the consummation of the Mergers in accordance with the terms of the Merger Agreement, the execution and delivery by Envision, AmSurg and/or New Amethyst, as applicable, of definitive documentation consistent with the Commitment Letter, the accuracy of specified representations, the absence of specified defaults, the delivery of a certificate on behalf of New Amethyst with respect to the solvency (on a consolidated basis) of the combined company and its subsidiaries, taken as a whole, immediately after the consummation of the Mergers, and other customary conditions.

The definitive documentation governing the Credit Facilities has not been finalized and accordingly the actual terms may differ from the description of such terms in the Commitment Letter. The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On June 16, 2016, Envision and AmSurg will host a conference call with financial analysts and investors to discuss the announcement of the transaction and answer questions. A copy of the investor presentation is furnished as Exhibit 99.1 to this Form 8-K.

Forward Looking Statements

This communication, in addition to historical information, contains “forward-looking statements” (as defined in the Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of AmSurg and Envision. Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements relating to the proposed transaction include, but are not limited to: statements about the benefits of the proposed transaction between AmSurg and Envision, including future financial and operating results; AmSurg’s and Envision’s plans, objectives, expectations and intentions; the expected timing of completion of the proposed transaction; and other statements relating to the Mergers that are not historical facts. Forward-looking statements are based on information currently available to AmSurg and Envision and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the proposed transaction between AmSurg and Envision, these factors could include, but are not limited to: the risk that AmSurg or Envision may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; the risk that a condition to closing of the transaction may not be satisfied; the length of time necessary to consummate the proposed transaction, which may be longer than anticipated for various reasons; the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related issues; the effect of future regulatory or legislative actions on the companies or the industries in which they operate; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; economic and foreign exchange rate volatility; the continued strength of the ambulatory surgery center, physician services and medical transportation markets; unexpected changes relating to competitive factors in the ambulatory surgery center, physician services and medical transportation industries; the timing, success and market reception for AmSurg’s and Envision’s new and existing services; the outcomes of any litigation; changes in the general economic environment, or social or political conditions, that could affect the businesses; the potential impact of the announcement or consummation of the proposed transaction on relationships with customers, suppliers, competitors, management and other employees; the ability to attract new customers and retain existing customers in the manner anticipated; the ability to hire and retain key personnel; reliance on and integration of information technology systems; the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; and the potential of economic downturn or effects tax assessments, tax adjustments, anticipated tax rates, benefit or retirement plan costs, or other regulatory compliance costs.

Additional information concerning other risk factors is also contained in AmSurg’s and Envision’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other SEC filings.

Many of these risks, uncertainties and assumptions are beyond AmSurg’s or Envision’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the parties on the date they are made, and neither AmSurg nor Envision undertakes any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. Nothing in this communication is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per AmSurg share or Envision share for the current or any future financial years or those of the combined company, will necessarily match or exceed the historical published earnings per AmSurg share or Envision share, as applicable. Neither AmSurg nor Envision gives any assurance (1) that either AmSurg or Envision will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results. All subsequent written and oral forward-looking statements concerning AmSurg, Envision, the proposed transaction, the combined company or other matters and attributable to AmSurg or Envision or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Additional Information And Where To Find It

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed transaction between AmSurg and Envision or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The proposed business combination transaction between AmSurg and Envision will be submitted to the shareholders of AmSurg and the stockholders of Envision for their consideration. AmSurg will cause its subsidiary, New Amethyst, file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of AmSurg and Envision that also constitutes a prospectus of New Amethyst. AmSurg and Envision will deliver the joint proxy statement/prospectus to their respective stockholders as required by applicable law. AmSurg and Envision also plan to file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for any prospectus, proxy statement or any other document which AmSurg or Envision may file with the SEC in connection with the proposed transaction. Investors and security holders of AmSurg and Envision are urged to read the joint proxy statement/prospectus and any other relevant documetns that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about AmSurg, Envision, the proposed transaction and related matters. Investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about AmSurg and Envision, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. AmSurg and Envision make available free of charge at www.AmSurg.com and www.evhc.net, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC.

Participants In The Merger Solicitation

AmSurg, Envision, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of AmSurg and the stockholders of Envision in connection with the proposed transaction. Information about the directors and executive officers of Envision is set forth in its proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on March 23, 2016. Information about the directors and executive officers of AmSurg is set forth in its proxy statement for its 2016 annual meeting of shareholders, which was filed with the SEC on April 22, 2016. These documents can be obtained free of charge from the sources indicated above. Other information regarding those persons who are, under the rules of the SEC, participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 15, 2016, by and among Envision Healthcare Holdings, Inc., AmSurg Corp. and New Amethyst Corp.*

10.1	Commitment Letter, dated as of June 15, 2016, by and among Envision Healthcare Corporation, AmSurg Corp., JP Morgan Chase Bank, N.A. and Barclays Bank PLC.

99.1	Investor Presentation.

*	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Claire M. Gulmi
Executive Vice President and Chief Financial Officer

Date: June 16, 2016

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 15, 2016, by and among Envision Healthcare Holdings, Inc., AmSurg Corp. and New Amethyst Corp.*

10.1	Commitment Letter, dated as of June 15, 2016, by and among Envision Healthcare Corporation, AmSurg Corp., JP Morgan Chase Bank, N.A. and Barclays Bank PLC.

99.1	Investor Presentation

*	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request by the Commission.